Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8) and in the related Prospectuses of our report dated March 20, 1997, except for Note 11, as to which the date is April 14, 1997, with respect to the consolidated financial statements of SGI International, included in this Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                             /s/ Ernst & Young LLP
                                             ERNST & YOUNG LLP

San Diego, California
March 16, 1999